As filed with the Securities and Exchange Commission on August 9, 2010

 Registration No. 333-142979

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIPLE A MEDICAL, INC.
 (Exact name of Registrant as Specified in charter)

Nevada	7373	20-4846807
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

AND

GRAND SILVER, INC.
(Exact name of Registrant as Specified in charter)

Cayman Islands	5190	Not Applicable
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

604 Creekview
Ovilla, Texas 75174
800-843-8179
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

P Morgan McCune, President
1541 E Interstate 30, Suite 140
Rockwall, Texas 75087
972-722-4411
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Bradley D. Harrison, Esq.
Law Office of Bradley D. Harrison
8318 Trail Lake Dr.
Rowlett, TX 75088
(972) 412-5041

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be Registered	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares	14,270,500 (1)	$0.50	$7,135,250	$571

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

JOINT INFORMATION STATEMENT
—————————
TRIPLE A MEDICAL, INC.

and

GRAND SILVER, INC.
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1541 E Interstate 30, Suite 140
Rockwall, Texas 75087
972-722-4411

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

August 5 , 2010

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE ON THIS MATTER. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

 This Joint Information Statement/Prospectus along with our Form 10-K for the fiscal year ended December 31, 2009 and our Form 10-Q for the quarter ended March 31, 2010 are being furnished on or about June 14, 2010 to stockholders of record at the close of business on June 10, 2010 (the “Record Date”) of both common stock, par value $0.001 (the “Common Stock”) of TRIPLE A MEDICAL, INC. (“AAA”, “Triple A” or the “Company”) in connection with the following (the “Action”), which are described more fully in the "Summary" section of this Information Statement/Prospectus :

●          Changing the Company’s corporate domicile, or place of incorporation, from the State of Nevada to the Cayman Islands (the “CAYMAN’S”). The change of our domicile from the State of Nevada to the CAYMAN’S will be accomplished through a merger (the “Merger”) of the Company into our wholly-owned subsidiary, Grand Silver, Inc. (“Grand Silver”), a company organized under the laws of the CAYMAN’S.

●          Changing the Company’s name from Triple A Medical, Inc. to Phoenix Medical Software, Inc.

●          Authorizing a 2 for 3 reverse stock split of the Company's outstanding common stock, changing the authorized common stock to 40,000,000 and leaving the par value of the common stock at $0.001 per share.

Voting Procedures

 The Board of Directors has approved, and a majority of the stockholders (the “Consenting Stockholders”) representing 95.79% of the outstanding voting power as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares entitled to vote on this matter and is sufficient under the Nevada Revised Statutes (“NRS”) to approve the Action. Accordingly, the Action will not be submitted to the other stockholders.

 The Board of Directors of Grand Silver and the sole stockholder of Grand Silver have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares entitled to vote on this matter and is sufficient under the laws of the Cayman Islands to approve the Action.

 AAA will pay all costs associated with the distribution of this Information Statement/Prospectus and the filing of the Registration Statement, including the costs of printing and mailing. AAA will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Joint Information Statement/Prospectus to the beneficial owners of AAA’s Common Stock.

 The Merger will be effective when Articles of Merger are filed with the Registrar of Corporate Affairs in the Cayman Islands and with the Department of Commerce, Division of Corporations of the State of Nevada. Under federal securities laws, the Articles of Merger cannot be filed until at least 20 days after the mailing of this Joint Information Statement/ Prospectus.

PROSPECTUS

—————————

GRAND SILVER, INC.
1541 E Interstate 30, Suite 140
Rockwall, Texas 75087
972-722-4411

14,270,500 Common Stock

—————————

 This Joint Information Statement/Prospectus relates to up to 9,513,667 shares of common stock, $0.001 par value of Grand Silver which will be issued to the stockholders of AAA in exchange for their shares of AAA, upon consummation of the proposed Merger between Grand Silver and AAA with Grand Silver being the surviving corporation. As a result of the Merger, the corporate domicile of AAA, will effectively be changed from the State of Nevada to the Cayman Islands.

 AAA is a holding company and Grand Silver its wholly-owned subsidiary with no operations. Therefore there is no separate discussion of the operations or financial results of Grand Silver, as management has determined that it would be unduly confusing. References to us, our and the Company refer to both Grand Silver and AAA.

INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE “RISK FACTORS’ BEGINNING ON PAGE 13 FOR A DISCUSSION OF THESE RISKS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

—————————

The date of this Joint Information Statement/Prospectus is June 14, 2010.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  HOW WILL THE MERGER BE EFFECTED?

A.  AAA will merge into Grand Silver. Grand Silver will be the surviving company of the Merger and as a result of the Merger, AAA will no longer exist. The Merger Agreement is attached to this Notice as Annex C.

Q.  WHAT WILL THE NAME OF THE COMPANY BE AFTER THE MERGER?

A.  Pursuant to the Merger Agreement, Grand Silver will change its name to Phoenix Medical Software, Inc.

Q.  WHAT WILL HAPPEN TO THE ASSETS, LIABILITIES AND CONTRACTS OF AAA IN THE MERGER?

A.  All of the assets, liabilities and contracts of AAA will, through the Merger with Grand Silver, become the assets, liabilities and contracts of Grand Silver.

Q:  WHAT WILL HAPPEN TO MY SHARES OF AAA?

A:  As a result of the Merger, all your shares will be automatically converted into shares of Grand Silver on a two-for-three basis. For example, if you currently own 3 0,000 shares of Common Stock of AAA, after the Merger you will own 2 0,000 shares of Common Stock of Grand Silver. After the Merger, you will no longer own any shares of AAA. As a result of the Merger, all of the stockholders of AAA will become stockholders of Grand Silver and AAA will no longer exist.

Q:  ARE PREFERRED SHARES ALSO BEING REGISTERED?

A:   No. There is no need to register the Preferred Stock since none are issued and outstanding.

Q.  WILL THE MERGER RESULT IN A CHANGE OF STOCKHOLDER CONTROL?

A.  No, the Merger will not, on its own, result in a change of control. There are currently, 14,270,500 shares of Common Stock issued to our stockholders. After giving effect to the Merger and reverse stock split , there will be 9,513,667 shares of Grand Silver’s Common Stock outstanding. No person, except for the stockholders of AAA, will be issued shares of Grand Silver as part of the Merger.

Q.  WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS REORGANIZATION?

As a foreign company, we would have greater access to capital and reciprocal agreements with multinational software companies. Our forays in acquiring capital and dealing with multinational software companies gives us the knowledge that for our type of software company, we could acquire capital more easily and make reciprocal agreements more favorably if we were domiciled in a foreign jurisdiction.

In making the election to redomicile while we have accumulated deficits, we believe we can avoid a taxable transaction for our shareholders.

Q.  WHAT EFFECT WILL THE MERGER HAVE ON MANAGEMENT OF THE COMPANY?

A. In connection with the Merger, the current management of AA A will become the management of Grand Silver.

Q.  WHAT EFFECT WILL THIS CHANGE HAVE ON ME AS A STOCKHOLDER?

A.  Your rights as a stockholder of the newly merged company will be governed by the laws of the CAYMAN’S and Grand Silver’s Memorandum of Association and Articles of Association in the form attached as Annexes A and B to this Information Statement/Prospectus, as opposed to the laws of the Nevada and our existing Articles of Incorporation and Bylaws. See Comparison of Rights of Stockholders for a more detailed description of the differences between Nevada law and the laws of the CAYMAN’S.

Q:  WHAT ARE THE TAX CONSEQUENCES TO AAA STOCKHOLDERS OF CHANGING AAA’S PLACE OF INCORPORATION?

A:  AAA believes that, under current United States federal income tax rules, the Merger will be treated as a tax-free reorganization with respect to the AAA stockholders. Therefore, you should not recognize any gain or loss on the exchange of your AAA shares for Grand Silver shares. AAA believes the Merger will be a taxable transaction with respect to AAA. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION. See United States Income Tax Consequences for a more detailed summary of the United States federal income tax consequences of the Merger.

Q:  WILL THE SHARES BEING ISSUED BY INFORMATION STATEMENT/PROSPECTUS BE LISTED ON THE OTCBB MARKET?

A:  Yes. After the applicable merger documents have been filed with the Nevada Secretary of State and the Articles of Merger have been filed with the Registrar of Companies in the CAYMAN’S, Grand Silver will apply for a new CUSIP Number and send a notice of the Merger to Financial Industry Regulatory Authority (“FINRA”). FINRA will reflect the change on its records and issue Grand Silver a new trading symbol.

Q:  ARE THERE DISSENTERS’ RIGHTS?

A:  Yes. If you were not asked to consent to the Merger, you are entitled to receive the “fair market value” of your shares. Please review the section of this Notice entitled Dissenter’s Rights under Nevada law for a more detailed description of how to exercise you dissenters’ rights. See Dissenters’ Rights for a more detailed explanation of your dissenter’s rights.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A:  If you have additional questions about the Merger, you should contact:

P. Morgan McCune
TRIPLE A MEDICAL, INC.
1541 E Interstate 30, Suite 140
Rockwall, Texas 75087
972-722-4411

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

 This Information Statement/Prospectus is part of a registration statement we have filed with the Securities and Exchange Commission. You should read this Information Statement/Prospectus with the additional information described under the heading “Where You Can Find More Information.” We are proposing a change of our domicile or place of incorporation from the State of Nevada to the Cayman Islands, a change in the name of our company to Phoenix Medical Software, Inc. and a two-for-three reverse stock split of our company's common stock. In transactions in which a U.S. corporation changes its domicile from one U.S. state to another U.S. state, through a merger, no registration of the shares to be issued in the Merger is required under Rule 145 as promulgated under the Securities Act of 1933, as amended. However, we are proposing that our domicile be changed to the Cayman Islands and therefore, registration of the shares of Grand Silver, Inc., our wholly-owned subsidiary which will be issued in connection with the Merger, must be registered.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This Information Statement/Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. The sections captioned “Risk Factors” as well as any cautionary language in this Information Statement / Prospectus, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We qualify any forward-looking statements entirely by these cautionary factors.

SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING AND DESCRIPTION OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, THE OTHER AVAILABLE INFORMATION REFERRED TO IN “WHERE YOU CAN FIND MORE INFORMATION” AND THE DOCUMENTS ATTACHED TO THIS INFORMATION STATEMENT/PROSPECTUS.

Overview

The Merger, as approved by our Board of Directors and the Consenting Stockholders, will result in the change of AAA’s domicile from the State of Nevada to the Cayman Islands, a change in the name of our Company to Phoenix Medical Software, Inc. and a change in the number of shares outstanding from 14,270,500 to 9,513,667 through a two-for-three reverse stock split of our Company's outstanding common stock.

Parties to the Merger

TRIPLE A MEDICAL, INC.
1541 E Interstate 30, Suite 140
Rockwall, Texas 75087
972-722-4411

GRAND SILVER, INC.
1541 E Interstate 30, Suite 140
Rockwall, Texas 75087
972-722-4411

 The proxy rules promulgated under the Securities Exchange Act of 1934, as amended, require that this Joint Information Statements/Prospectus present information regarding the operations and financial condition of both parties to the Merger. However, because Triple A is a holding company and Grand Silver is our wholly-owned subsidiary with no operations, we have not included a separate discussion of the operations or financial results of Grand Silver, as management has determined that it would be unduly confusing.

Terms of the Merger Agreement

 The Merger Agreement is attached to this Information Statement as Annex C. You should read the Merger Agreement in its entirety. It is the legal document that governs the Merger. The Merger Agreement provides that AAA will be merged with and into Grand Silver, with Grand Silver being the surviving corporation. As a AAA stockholder, each share of your Common Stock will automatically be converted into the same number of common stock of Grand Silver. You will be sent written instructions for surrendering your certificates after we have completed the Merger.

PROPOSALS OUTLINED IN THIS INFORMATION STATEMENT / PORSPECTUS

1. REDOMICILING THE COMPANY FROM NEVADA TO THE CAYMAN ISLANDS

We are effecting a merger with Grand Silver, Inc., a wholly owned subsidiary and Cayman Islands corporation in order to change our domicile to the Cayman Islands. When we do this we will change from being governed by the laws of the State of Nevada to being governed by the laws of the Cayman Islands.

The change in domicile will result in significant differences because of governing law, our new charter and bylaws. The material differences are discussed below:

Amendment of Governing Documents without Shareholder Approval.
Under the laws of the Cayman Islands and under the Memorandum of Association of Grand Silver, the Articles of Association and Memorandum of Association of Grand Silver may be amended by resolution of the Board of Directors without stockholder approval. Such amendments may include, but are not limited to, amendments to change our authorized capital, including authorizing a class of preferred stock, and amendments to change our name. Under Nevada law, amendments to our Articles of Incorporation require stockholder approval.

The reason we are our governing documents can be amended without having a shareholder approval and with having a resolution of the board of directors is because that is the way Cayman Law allows.
The effect on you as a shareholder that the governing documents of the Cayman Island company can be amended without shareholder approval, is that you may not have a vote if the governing documents are changed, and your reliance will be upon the board of directors of the company.

Alteration of Share Capital.
The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into shares of such amount or, if an exempted company, without  nominal or par value, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto as the Company in general meeting may determine provided that the Company, if an exempted company, shall not divide its share capital into both shares of a fixed amount and shares without nominal or par value.
The Company may by Ordinary Resolution:
a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
b) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of the Law; and

c) cancel any shares which, at the date of the passing of the Ordinary Resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

The Company may:
a) by Special Resolution, and subject to and in accordance with the provisions of the Law, reduce its share capital and any capital redemption reserve fund in any manner whatsoever;
b) by resolution of its Directors purchase its own shares (including any redeemable shares and fractions of a share) in any manner whatsoever; and
c) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.
The reason our share capital will change as a result of the merger is that our subsidiary, Grand Silver, Inc., tht we are merging into, was created with 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. Currently, we have 50,000,000 shares of common stock and 20,000,000 shares of preferred stock.
There is no  effect on you as a shareholder that we have less authorized capital since your interest in the company is based upon your percentage you own of the outstanding shares. After the merger, the percentage you own in the company will not have changed. As a company, we may have to increase the authorized share capital in the future, but that will be a separate resolution if deemed necessary by the board of directors.

Changing the name of the company to Phoenix Medical Software, Inc.
In connection with the filing of the Articles of Merger and the Merger Agreement, we will be changing our name to Phoenix Medical Software, Inc.
The reason we are changing our name is that our main software is named 'Phoenix Ortho' and so the new name will better associate the software with our company.
The only effect the name change will have on your shareholdings will be that your stock will trade under a different name and ticker symbol.

2. CHANGING THE NAME OF THE COMPANY FROM TRIPLE A MEDICAL, INC. TO PHOENIX MEDICAL SOFTWARE, INC.

In connection with the filing of the Articles of Merger and the Merger Agreement, we will be changing our name to Phoenix Medical Software, Inc.
The reason we are changing our name is that our main software is named 'Phoenix Ortho' and so the new name will better associate the software with our company.
The only effect the name change will have on your shareholdings will be that your stock will trade under a different name and ticker symbol.

3. EFFECTING A TWO-FOR-THREE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

1. When will AAA’s reverse stock split become effective and what is the ratio for the reverse stock split?
The two-for-three reverse stock split will become effective when a new cusip number is assigned and the shares start trading on the OTCBB under a new ticker symbol.
2. Why has AAA effected the reverse stock split of its common stock?
The primary purpose of the reverse stock split is to increase the per share trading price of AAA Common Stock. AAA believes a reverse stock split will increase the price of AAA Common Stock, and thus allow institutional investors to invest in AAA Common Stock, increase other investor interest in AAA Common Stock.
3. What is the impact of AAA’s reverse stock split on its outstanding stock?

An overall effect of the reverse stock split of the outstanding AAA Common Stock will be a reduction of the total number of issued shares of AAA Common Stock approximately in proportion to the two-for-three reverse stock split ratio, from 14,270,500 to approximately 9.513,667. AAA currently has no plans for these authorized but unissued shares of AAA Common Stock. In the future, these authorized but unissued shares may be issued by AAA’s Board of Directors in its sole discretion. Any such future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of AAA Common Stock.
Every three shares of AAA Common Stock that an AAA shareholder held immediately before the reverse stock split automatically becomes two shares of Grand Silver Common Stock immediately after the reverse stock split.
The reverse stock split will not affect any shareholder’s percentage ownership interest in AAA, except to the extent that the reverse stock split resulted in any of our shareholders owning fractional shares, as discussed further below in Question 8.
4. What happens to my AAA Common Stock following the effective date of the reverse stock split?
AAA Common Stock continues to be listed on the OTCBB and will continue trading as usual under a different ticker symbol, though reflecting the effect of the reverse stock split.
5. Will the CUSIP number for AAA’s common stock change?
Yes. The new CUSIP number for AAA’s common stock will change.
6. What is the effect of the reverse stock split on authorized but unissued shares of AAA Common Stock?
Following the reverse stock split, the table shows, based on shares issued as of June 30, 2010, the number of shares of AAA Common Stock (1) authorized, (2) issued, (3) reserved but unissued, and (4) authorized but unissued and unreserved.

	Pre Split	Post Split
Number of shares of AAA Common Stock Authorized	50,000,000	40,000,000
Issued	14,270,500	9,513,667
Reserved but unissued
Authorized but unissued and unreserved	35,629,500	30,486,333
7. What should I do with the shares of AAA Common Stock that I currently own?
AAA’s transfer agent, Signature Stock Transfer, Inc., is the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date of the reverse stock split, AAA shareholders of record will receive a letter of transmittal requesting them to surrender their stock certificates in exchange for a direct registration account reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further action to effect the exchange; brokers will make the appropriate adjustment to the number of shares held in such accounts. No shareholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.
8. How will fractional shares of AAA Common Stock be treated in the reverse stock split?
No fractional shares of AAA Common Stock will be issued as a result of the reverse stock split. Shareholders otherwise entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price per share of AAA Common Stock on the effective date for the reverse stock split as reported on the OTCBB (on a post-reverse split basis, as adjusted) by (b) the fraction of one share owned by the shareholder. Holders entitled to cash payments in lieu of any fractional share interests resulting from the reverse stock split will be mailed a check as soon as practicable after the split effective date. By signing and cashing this check, holders will represent and warrant that they own the shares for which they received a cash payment. Shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the shareholder receives his or her cash payment.
9. What if I cannot find my stock certificates for AAA Common Stock?
The transmittal information sent to shareholders will include information on how to replace lost certificates for purposes of the reverse stock split. There will be no charge for this service for any certificates with a value of $3,000 or less.
10. What if I am a registered shareholder who holds physical stock certificates for AAA Common Stock and I take no action?
Shareholders holding physical stock certificates who do not follow the instructions in the communication from the transfer agent will not be able to transfer the shares resulting from the reverse stock split.
11. Who should I call if I have questions regarding how the reverse stock split will impact my shares of common stock?
If you are a registered AAA shareholder, you can contact AAA’s transfer agent, Signature Stock Transfer, Inc., for more information by calling (972) 612-4120 or, or by sending an email message to signaturestock@hotmail.com. If you are a beneficial shareholder (in other words, if you hold your shares through a broker, bank or other nominee), you should contact your broker, bank or other nominee directly.
12. What are the tax consequences of the reverse stock split to AAA shareholders?
Other than with respect to any cash payments received in lieu of fractional shares, no gain or loss will be recognized by a U.S. holder upon such holder’s exchange of pre-reverse stock split shares for post-reverse stock split shares.
We encourage you to consult your own tax advisor regarding the particular consequences of the reverse stock split to you, including the applicability and effect of any U.S. federal, state and local and foreign tax laws.
13. What are the accounting consequences of the reverse stock split?
The par value per share of AAA Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result of the reverse stock split, the stated capital on AAA’s consolidated balance sheet attributable to AAA Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of AAA Common Stock outstanding. AAA does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

Comparison of Corporate Law

 The corporate governing documents of Grand Silver and the corporate laws of the Cayman Islands are similar to, but not identical with the corporate governing documents of AAA and the corporate laws of Nevada. A more detailed description of the comparison of corporate governing documents and corporate laws is set forth later in this Information Statement/Prospectus.

United States Federal Income Tax Consequences

 AAA believes that, under current United States federal income tax rules, the Merger will be treated as a tax-free reorganization with respect to the AAA stockholders. However, the Merger will be a taxable transaction with respect to AAA, under which AAA will recognize taxable gain to the extent the fair market value of its assets exceeds the assets’ adjusted carrying cost (i.e., “tax basis”), as calculated for United States tax purposes. However, it should be noted that several members of the United States Congress have introduced legislation that, if enacted, may change the tax consequences of the Merger. Differing versions of the proposed legislation have been passed by both houses of Congress. It is possible that the two competing versions may be reconciled and adopted as law. See “Tax Consequences” for more detail on the federal income tax consequences. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER THAT ARE PARTICULAR TO YOU.

Governmental Filings

 AAA and Grand Silver are required to file Articles of Merger with the State of Nevada, Division of Corporations and the Registrar of Corporate Affairs of the Cayman Islands in connection with the Merger.

Dissenter’s Rights

 Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where: (i) they are stockholders of the surviving corporation and the merger did not require their approval under Nevada law; (ii) the corporation’s shares are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by The National Association of Securities Dealers, Inc.; or (iii) the corporation’s shares are held of record by more than 2,000 stockholders. You have Dissenter’s Rights because our shares are quoted on the OTCBB Market which, by definition, is not a national market system and our stock is held by fewer than 2,000 stockholders of record.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS. IF ANY OF THE RISKS DISCUSSED IN THIS INFORMATION STATEMENT/PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

Amendments to Governing Documents.

 Under the laws of the Cayman Islands and under the Memorandum of Association of Grand Silver, the Articles of Association and Memorandum of Association of Grand Silver may be amended by resolution of the Board of Directors without stockholder approval. Such amendments may include, but are not limited to, amendments to change our authorized capital, including authorizing a class of preferred stock, and amendments to change our name. Under Nevada law, amendments to our Articles of Incorporation require stockholder approval.

After the Merger, your rights as a stockholder will be governed by the laws of the Cayman Islands.

 By changing our place of incorporation, AAA will experience changes in governing corporate law and our governing documents. As a result of the Merger, AAA will be incorporated in the Cayman Islands and will no longer be incorporated in the State of Nevada. On the date we change our place of incorporation we will be subject to the laws of the Cayman Islands. These changes are highlighted under the section “Comparison of Rights of Stockholders”.

If you are a U.S. shareholder, you could be taxed as a result of the reorganization merger if the IRS successfully challenges the tax-free treatment of the reorganization merger.

 Apart from any changes in U.S. tax laws like those described above, the IRS or other taxing authority could disagree with our assessment of the effects or interpretation of existing laws and regulations, or with certain factual determinations upon which the contemplated tax treatment of the reorganization merger depends. If the IRS were to challenge successfully the tax treatment of the reorganization merger, this could result in U.S. shareholders being taxed on their receipt of Grand Silver shares in exchange for their AAA common stock pursuant to the Merger. The tax would be imposed on the excess, if any, of the trading price of the Grand Silver Shares received by U.S. shareholder in exchange for AAA common stock in the reorganization merger over the shareholder’s adjusted tax basis in the shares of AAA common stock exchanged therefore. Generally, any such gain would be capital gain.

The enforcement of judgments in stockholder suits against Grand Silver may be more difficult.

 Grand Silver is a Cayman Islands company. As a result, it may be difficult for you to affect service of process within the United States or to enforce judgments obtained against Grand Silver in United States courts. However, Grand Silver will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States by having AAA’s office be its United States agent appointed for that purpose.

 Grand Silver has been advised by its Cayman Islands counsel, Nelson and Co ., that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in the Cayman Islands because there is no Cayman Islands law or treaty between the United States and the Cayman Islands providing for the enforcement in the Cayman Islands of a monetary judgment entered by a U.S. court. Grand Silver has also been advised that a final and conclusive judgment not subject to a stay of execution obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the High Court of the Cayman Islands under common law doctrine, by action on the judgment debt evidenced by the court’s judgment.

 Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as: the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands; Grand Silver was only served; the amount is not in respect of penalties, taxes, fines or other fiscal obligations and the judgment is not contrary to public policy in the Cayman Islands, was not obtained by fraud or in proceedings contrary to natural justice of the Cayman Islands and is not based on an error in Cayman Islands law.

 The costs and timing of such an action are difficult to estimate and may increase depending on the willingness of the parties to cooperate so as to ensure that pre-hearing procedural matters are completed efficiently. The action would involve filing a claim for the amount due on the basis of the debt as evidenced by the U.S. judgment. There would be a period for filing any defense, and a period in which hearings would be held in order to deal with discovery or any other preliminary issues before the matter is set down for a hearing on the merits. The date for a hearing on the merits would be entirely dependent on the court’s timetable. It could take from 4 to 24 months from the filing of the court proceedings to the court’s ruling following the hearing on the merits.

 As a general matter, under Cayman Islands law a United States court has jurisdiction to render a judgment binding against an individual or corporation capable of enforcement in the following cases: if the person against whom the judgment was rendered was present at the time that the proceedings were instituted in the United States; if the person against whom the judgment was rendered was a claimant or counter-claimant in the proceedings in the U.S. court; if the person against whom the judgment was rendered being a defendant in the U.S. court consented to the jurisdiction of that court by voluntarily appearing in the proceedings; or if the person against whom the judgment was rendered, being a defendant in the U.S. court, had before commencement of the proceedings agreed to submit to the jurisdiction of that court or to the courts of that country in respect of the subject matter of the proceedings.

 Under Cayman Islands law, a foreign judgment can be considered obtained by fraud, either due to fraud on the part of the party in whose favor the judgment is given or on the part of the court which pronounced the judgment. There are few cases in Cayman Islands in which the courts have considered the issue of denying the enforcement of a foreign judgment for reasons of public policy. In those cases, the Cayman Islands courts applied U.K. common law, as determined by U.K. cases. Examples of such U.K. cases include courts denying the enforcement of a foreign judgment awarding perpetual maintenance against the estate of a deceased father; and a claim by a foreign daughter against her father for the provision of a dowry on her marriage, as required by the relevant foreign law. A foreign judgment would be considered obtained in opposition to natural justice, for example, if a court of competent jurisdiction gave notice to a litigant that it was about to proceed to determine the rights between that litigant and the other litigants and then did so without affording the litigant the opportunity of substantially presenting the litigant’s case before the court.

 A Cayman Islands court may impose civil liability on Grand Silver or its directors or officers in a suit brought in the High Court of Cayman Islands against Grand Silver or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Cayman Islands law.

 Because of the difference in Cayman Islands’ law and Nevada law and differences in the governing documents of Grand Silver and AAA, your rights as a stockholder may be adversely changed if the reorganization is completed. For a description of these differences, See “Comparison of Rights of Stockholders”.

Cash in Lieu of Fractional Shares or Warrants

No fractional shares of AAA Common Stock will be issued as a result of the reverse stock split. Shareholders otherwise entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price per share of AAA Common Stock on the effective date for the reverse stock split as reported on the OTCBB (on a post-reverse split basis, as adjusted) by (b) the fraction of one share owned by the shareholder. Holders entitled to cash payments in lieu of any fractional share interests resulting from the reverse stock split will be mailed a check as soon as practicable after the split effective date. By signing and cashing this check, holders will represent and warrant that they own the shares for which they received a cash payment. Shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the shareholder receives his or her cash payment.

THE MERGER

General

 Our Board of Directors and the Consenting Stockholders have approved the change of our domicile from the State of Nevada to the Cayman Islands. In order to change our domicile to the Cayman Islands, we will merge with our wholly-owned subsidiary Grand Silver, Inc., a Cayman Islands Company. The Merger will be effected by an exchange of shares on a two-for-three basis. For every three share s of AAA exchanged, a stockholder will receive two shares of Grand Silver.

 As a result of the Merger, we will be a Cayman Islands corporation. Once the Merger is completed, your rights as a stockholder will cease to be governed by Nevada law and you will be governed by Cayman Islands law (the Companies Law - 2009 revision ).

 Once the Merger is completed, instead of our current Articles of Incorporation and Bylaws, we will be governed by a Memorandum of Association and by Articles of Association. Both of these documents have been filed with the corporation authorities in the Cayman Islands. See Annex A and Annex B attached to this Information Statement/Prospectus.

 When the Articles of Merger are filed with the Nevada Division of Corporations and the Registrar of Corporate Affairs in the Cayman Islands, the Merger will be effective.

 The new corporate structure should give us greater flexibility in seeking to lower our future worldwide tax liability and effective tax rate. It is important to note that several senior members of the United States Congress have introduced legislation that, if enacted, may have the effect of reducing or eliminating the benefits anticipated as a result of the Merger. Differing versions of the proposed legislation have been passed by both houses of Congress. It is possible that the two competing versions may be reconciled and adopted as law. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result of the increased scrutiny of such transactions, changes in the tax laws or tax regulations may occur, with prospective or retroactive effect, which could eliminate or substantially reduce the anticipated benefits of the Merger. If, in response to any such changes, the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the Company or its stockholders.

Stock Compensation Plans and Employment Agreements

 We have no employee or director stock option plans or other stock-based plans and arrangements.

Quotation

 AAA’s Common Stock is currently quoted on the OTCBB Market under the symbol “TAAA”. After the Merger we will apply for a new symbol to reflect the new name of the Company.

Accounting Treatment of the Reorganization

 The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in our historical consolidated carrying amounts of assets, liabilities and stockholders’ equity.

The Merger Agreement

 AAA and Grand Silver have entered into a Merger Agreement which is the legal document that governs the Merger between the companies. We recommend that you read carefully the complete Merger Agreement for the precise legal terms of the Merger and other information that may be important to you. The Merger Agreement is included in this Information Statement/Prospectus as Annex C.

Terms of Merger Agreement

 The description of the Merger Agreement set forth below describes the material terms, but does not purport to describe all of the terms of the Merger Agreement. The full text of the Merger Agreement is attached as Annex C to this document and is incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

●           Structure of the Merger. At the time the Merger becomes effective, AAA will merge with and into its wholly-owned subsidiary, Grand Silver, as the surviving corporation.

●           Merger Consideration. Each outstanding share of AAA Common Stock will be converted into two thirds of a (2/3)  common share of Grand Silver.

●           Completion of the Merger.The Merger will become effective when we file Articles of Merger with the Division of Corporations of the State of Nevada and the Registrar of Corporate Affairs in the Cayman Islands.

 ●           Procedures for Exchange of Certificates. After the completion of the Merger, Grand Silver will deliver certificates representing the number of shares of Grand Silver to be issued in the Merger to the Transfer Agent (“Signature Stock Transfer, Inc.”). The Transfer Agent will deliver to AAA stockholders shares of Grand Silver Common Stock or Preferred Stock.

 The Transfer Agent will mail to each AAA stockholder a letter of transmittal and instructions to surrender his or her certificates representing AAA Common Stock or Preferred Stock in exchange for certificates representing shares of Grand Silver Common Stock or Preferred Stock. After a AAA stockholder surrenders his or her stock certificate along with a duly executed and properly completed letter of transmittal and other required documents, the Transfer Agent will deliver to such stockholder a certificate representing the number of shares of Grand Silver Common Stock or Preferred Stock, as the case may be, to which such stockholder is entitled.

 AAA stockholders should not forward their AAA Common Stock or Preferred Stock certificates at this time, nor should they forward their AAA Common Stock or Preferred Stock certificates to the Transfer Agent until they have received the packet of information, including a letter of transmittal, described above.

 There are currently 14,270,500 shares of Common Stock of AAA issued to our stockholders. As a result of the Merger, all of these shares will be automatically converted into 9,513,667 shares of Common Stock of Grand Silver. No person, except for the stockholders of AAA, will be issued shares of Grand Silver as part of the Merger. Therefore, if you own 1% of AAA before the Merger, you will own 1% of Grand Silver immediately following the Merger.

 Approval of the Merger by the Consenting Stockholders was deemed approval of the Grand Silver Articles of Association and Memorandum of Association which will be our governing corporate documents in place of our current Articles of Incorporation and Bylaws. In addition, as stockholders of a CAYMAN’S corporation, the rights of stockholders of Grand Silver will be governed by Cayman Islands corporate law rather than Nevada law.

 The Merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

 None of the parties to the Merger Agreement is subject to any governmental decree, order or injunction that prohibits the consummation of any of the steps in the reorganization.

 The Registration Statement of which this Information Statement/Prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect.

 All consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

 In the event the conditions to the Merger are not satisfied, the Merger may be abandoned or delayed even after the Merger Agreement has been approved by AAA’s stockholders. In addition, the Merger may be abandoned or delayed for any reason by the board of directors of AAA or Grand Silver at any time prior to its becoming effective, even though the Merger Agreement has been approved by AAA’s stockholders and all conditions to the Merger have been satisfied.

COMPARISON OF RIGHTS OF STOCKHOLDERS

 As a result of the Merger, AAA will be incorporated in the Cayman Islands and will no longer be incorporated in the State of Nevada. On the date we change our place of incorporation we will be subject to the laws of the Cayman Islands. We will not, however, be relieved of any obligations or liabilities we incurred before changing our place of incorporation because our existence as a corporation will be deemed to have commenced on the date we were incorporated in the State of Nevada.

 The following description of certain differences between Nevada corporate law and Cayman Islands corporate law is only a summary and does not purport to be complete or to address every applicable aspect of such laws. The following description is qualified in its entirety by references to (i) Nevada law; (ii) Cayman Islands law; (iii) the AAA Articles of Incorporation and Bylaws; and (iv) the Grand Silver Articles of Association and Memorandum of Association.

Capital Structure and Voting

 AAA’s authorized capital consists of 50,000,000 shares of Common Stock, $.001 par value, and 20,000,000 shares of Preferred Stock, $.001 par value. There currently are 14,270,500 shares of Common Stock issued and outstanding and zero shares of Preferred Stock issued and outstanding.

 Grand Silver has authorized capital of 40,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value. As of the date of this Information Statement/Prospectus, Grand Silver has 1 share of stock issued and outstanding. Grand Silver has zero shares of Preferred Stock which rights and preferences are set forth on Annex B. In connection with the merger the one (1) share of Grand Silver which is currently held by AA A will be cancelled. After the Merger is effective, there will be 9,513,667 shares of common stock and zero shares of Preferred Stock of Grand Silver issued and outstanding. Fractional shares may be issued under Cayman Islands law.

 The owners of a Nevada corporation’s shares are referred to as “stockholders.” Each stockholder of record is entitled to vote the shares registered in his or her name. However, shares of public companies are frequently held in nominee names, including clearing agencies, broker-dealers or banks, and are voted through a series of proxies.

 The owners of a Cayman Islands company’s shares are referred to under Cayman Islands law as “members” but for purposes of this Notice, we have continued to refer to the share owners as “stockholders.” Under the Memorandum of Association of Grand Silver, shares of Grand Silver may only be issued as registered shares.

 Under Nevada law, increasing a Nevada corporation’s authorized capital requires stockholder and director approval of an amendment to the corporation’s Articles of Incorporation.

 Under Cayman Islands law and the Memorandum of Association of Grand Silver, changes to the corporation’s authorized capital, including the authorization of a class of preferred stock, as well as other capital changes, may be made through amendments to the Memorandum of Association approved only by the directors and stockholder approval is not required unless existing class rights are being varied. However, an amendment to the Memorandum and Articles of Association is not effective until it is filed at the Companies Registry in the Cayman Islands.

Directors and Officers

 AAA’s Bylaws require that the number of its directors shall be between one (1) and nine (9). Directors will be elected at any stockholder meeting duly called and held for such purpose at which a quorum is present by a majority of the votes of the shares present in person or represented by proxy at the meeting. Vacancies on the AAA board are filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of the directors. Officers are appointed by directors.

 Under the Articles of Association of Grand Silver, the minimum number of directors is one (1) and the maximum is fifteen (15). Directors will be elected at any stockholder meeting duly called and held for such purpose at which a quorum is present by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote or by a written resolution consented to by the holders of a majority of the shares entitled to vote thereon. Vacancies on the Grand Silver board will be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of the directors and hold office until the next occurring annual meeting. Officers are appointed by directors. Further, directors of a CAYMAN’S Corporation may be corporate entities. A majority of the total number of Grand Silver board members will constitute a quorum, unless there are only two directors in which case a quorum is two.

Removal of Directors

 AAA’s Articles of Incorporation and Bylaws provide that directors may be removed, with or without cause, in the manner provided by the laws of the State of Nevada or at a special stockholder meeting duly called and held for such purpose, at which a quorum is present, by a majority of the votes of the shares present in person or represented by proxy at the meeting. Under Nevada law, directors may be removed, with or without cause, by the holders of not less than two-thirds of the shares entitled to vote. Directors also may be removed by a judicial proceeding brought by the corporation or by the owners of 10% or more of the corporation’s common stock if the court finds that (a) the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation, and (b) removal is in the best interest of the corporation.

 Under Cayman Islands law, and subject to the organizational documents of Grand Silver, directors may be removed by a resolution of directors, or by a resolution of stockholders. The organizational documents of Grand Silver permit the removal of directors by resolution of other directors only with cause. Such removal requires a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing). The holders of a majority of the shares entitled to vote may remove directors with or without cause.

Actions by Written Consent of Stockholders

 AAA’s Articles of Incorporation and Bylaws provide that, except with respect to the election of directors, the stockholders of AAA may act by written consent so long as such action is approved by at least a majority of the stockholders entitled to vote thereon.

 Under Cayman Islands law, and subject to the organizational documents of Grand Silver, stockholders may act by written consent of a majority of the stockholders without holding a meeting. However, unless the written consent is unanimous, a copy of the resolution shall immediately be sent to the stockholders not consenting.

Mergers, Consolidations and Sales of Assets

 Under Nevada law, with certain exceptions, any merger, consolidation or sale of all or substantially all of the corporation’s assets must be approved by the board and a majority of the outstanding shares entitled to vote.

 Under Cayman Islands law, and subject to the organizational documents of Grand Silver, the board and the stockholders must approve a merger, consolidation or substantial sale of assets.

Rights of Dissenting Stockholders

 Generally, stockholders of a Nevada corporation are entitled to appraisal rights and payment for the fair value of their shares when they dissent in a vote for a merger or consolidation or are not asked to give their consent in such a vote. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Nevada corporation whose shares of stock are of any class or series of shares which either were listed on a national securities exchange, included in the national market system by FINRA, or were held of record by more than 2,000 stockholders at the time of the vote.

 Cayman Islands law provides for compulsory appraisal of the interests of a stockholder (and payment of the fair market value of his or her shares) who dissents from a merger of a corporation (except where such corporation is the surviving corporation and the stockholder continues to hold the same or similar shares), a consolidation or a sale or other disposition of more than 50% of the corporation’s assets not made in the usual or regular course of the corporation’s business or a redemption.

Dissolution

 Under Nevada law, a corporation may voluntarily dissolve if a majority of the board adopts a resolution to that effect and the holders of a majority of outstanding stock entitled to vote thereon vote for such dissolution or all stockholders entitled to vote thereon consent in writing to such dissolution.

 Under Cayman Islands law, and the organizational documents of Grand Silver, the corporation may dissolve voluntarily by a resolution of stockholders.

Inspection of Stockholder List and Books and Records

 Nevada law allows any person who has been a stockholder of record of a corporation for at least 6 months immediately preceding his or her demand, or any person holding, or authorized in writing by the holders of, at least 5% of the corporation’s outstanding shares, to inspect the stockholder list and the corporation’s books and records for a purpose related to such person’s interests as a stockholder upon 5 day’s written demand.

 Cayman Islands law provides that a stockholder may, for a proper purpose (being a purpose reasonably related to such person’s interests as a stockholder), inspect the share register books, records, minutes and consents kept by a corporation and make extracts or copies thereof. However, Cayman Islands law also provides that a corporation such as Grand Silver may refuse such a request if it is determined by a resolution of directors not to be in the best interests of the corporation or any other stockholders to comply with such request. Upon the corporation’s refusal of a request, the stockholder may, before the expiration of a 90-day period after receiving notice of the refusal, apply to a court for an order to allow inspection.

Amendment of Articles of Incorporation/Amendment of Memorandum of Association

 Nevada law requires that every amendment to a corporation’s articles of incorporation be adopted by a resolution of directors setting forth the amendment proposed and the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon taken at either a duly noticed and held special meeting or next annual meeting of the stockholders. Under the Articles of Incorporation of AAA, an amendment requires an affirmative vote of not less than 50% of the issued and outstanding shares of AAA.

 Under Cayman Islands law, a corporation may amend its Memorandum of Association by a resolution of stockholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Grand Silver generally permit the corporation to amend its Memorandum of Association by a resolution of stockholders (approved by a simple majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain) or by a resolution of directors (approved by a simple majority of the directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing).

Amendment of Bylaws/Articles of Association

 The Bylaws of AAA provide that the alteration, amendment or repeal of any bylaws, or the adoption of new bylaws, requires the vote of a majority of a quorum of the directors, or the vote of the stockholders representing a majority of a quorum of all the shares issued and outstanding at any annual stockholders’ meeting or at any special stockholders’ meeting when the proposed amendment has been sent out in a notice of such meeting. The Articles of Incorporation of AAA further grant to the Board of Directors the right and authority to adopt such bylaws as in their judgment may be deemed necessary or advisable for the management and transaction of the business of AAA provided that such bylaws are not in conflict with AAA’s Articles of Incorporation or the Nevada State Constitution.

 Under Cayman Islands law, a corporation may amend its Articles of Association by a resolution of stockholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Grand Silver permit the corporation to amend its Articles of Association by a resolution of stockholders (approved by a simple majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain) or by a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing).

Transactions Involving Directors or Officers

 Nevada law provides that no agreement or transaction is void or voidable just because:

 Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where: (i) they are stockholders of the surviving corporation and the merger did not require their approval under Nevada law; (ii) the corporation’s shares are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by FINRA; or (iii) the corporation’s shares are held of record by more than 2,000 stockholders.

 ●           the agreement or transaction is between a corporation and either one (1) or more directors or officers or another corporation, firm or association in which 1 or more of its directors or officers are directors or officers or are financially interested;

 ●           the vote or votes of a common or interested director are counted for the purpose of authorizing or approving the agreement or transaction.

 Nevada law further provides that an agreement or transaction referred to above is valid if the fact of the common directorship, office or financial interest:

 ●           is known to the board of directors or committee, which then authorizes the agreement or transaction in good faith by a sufficient vote without counting the vote or votes of the common or interested director or directors;

 ●           is known to the stockholders, and they approve the agreement or transaction in good faith by a majority vote of stockholders, which vote includes the votes of the common or interested directors or officers; or

 ●           is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

 Additionally, under Nevada law, common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes an agreement or transaction, and, if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize the agreement or transaction.

 Cayman Islands law, and the organizational documents of Grand Silver, provide that no agreement or transaction between the corporation and 1 or more of its directors or any entity in which any director has a financial interest or to whom the director is related is void or voidable, for this reason only; or because:

 ●           the director is present at the meeting of directors, or at the meeting of the committee of directors, that approves the agreement or transaction; or

 ●           the vote or consent of the director is counted for that purpose;

 ●           if the material facts of the interest of such interested director in the agreement or transaction or his or her interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

 Cayman Islands law further provides that an agreement or transaction referred to above is valid if:

 ●           the material facts of the interest of each director in the agreement or transaction or his or her interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors; and

 ●           the agreement or transaction is approved or ratified by a resolution of directors that has been approved

               (i)           without counting the vote or consent of any interested director; or

               (ii)          by the unanimous vote or consent of all disinterested directors if votes or consents of all disinterested directors are insufficient to approve a resolution of directors.

Similarly, an agreement or transaction referred to above is valid if:

 ●           the material facts of interest of each director in the agreement or transaction or his or her interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the stockholders entitled to vote at a meeting; and

 ●           the agreement or transaction is approved or ratified by a resolution of stockholders.

 In addition, under Cayman Islands law and the organizational documents of Grand Silver, a director who has an interest in any particular business to be considered at a meeting of directors or stockholders may be counted for purposes of determining whether the meeting is duly constituted.

Limitation of Liability of Directors

 Under Nevada law (subject to certain statutory exceptions, and unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability), a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or omission in his or her capacity as a director or officer unless it is proven that his or her act or omission constituted a breach of his or her fiduciary duties as a director or officer and the breach involved intentional misconduct, fraud or a knowing violation of law.

 Under Cayman Islands law, liability of a director to the corporation is limited to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation or to cases where the director has not exercised the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Under the organizational documents of Grand Silver, the corporation is authorized to indemnify any person who is made or threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by virtue of being a director, officer or liquidator of the corporation, provided such person acted honestly and in good faith and with a view to the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. The organizational documents of Grand Silver also entitle any director, officer or liquidator of the corporation who was successful in the defense of any of the aforementioned proceedings to be indemnified by the Company against all expenses (including legal fees) and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceedings.

Stockholder Derivative Suits

 Under Nevada law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

 While Cayman Islands law does permit a stockholder of a Cayman Islands corporation to sue its directors derivatively (i.e., in the name of and for the benefit of the corporation), and to sue the corporation and its directors for the stockholder’s benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of stockholders of a Cayman Islands corporation being more limited than those of stockholders of a corporation organized in Nevada.

Fiscal Year

 Grand Silver’s fiscal year will end on December 31, the same as AAA’s.

PROPOSAL TO EFFECT A TWO-FOR-THREE REVERSE STOCK SPLIT

            As part of this registration statement, AAA is proposing a two-for-three reverse stock split which means that the shareholders of AAA will get two (2) shares of Grand Silver for every three (3) that they own in AAA. This would happen as of the date the merger is filed and a new cusip number obtained.

VALUATION REPORT

  AA A has not prepared a Valuation Report, the purpose of a Valuation Report would be to render an opinion of the fair market value of a 100% interest in AA A as of a recent date, on a control basis, for income tax purposes with respect to tax consequences of the Merger. AA A has a negative net worth and no operations and therefore a Valuation Report is not considered necessary since it has no assets and has liabilities which would likely render a valuation of zero or a negative valuation.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

 The following discussion summarizes the material United States federal income tax consequences of the change in AAA’s place of incorporation. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of the shareholder’s particular circumstances or to those shareholders subject to special rules, such as shareholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, shareholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or shareholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or any jurisdiction other than the United States. This discussion assumes that shareholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All shareholders are urged to consult their own tax advisors as to the United States federal income tax consequences of the Merger, of the continuing business operations of Grand Silver, in addition to the affect of any state or local laws, and any law of any jurisdiction other than the United States.

 AAA has not applied for a tax ruling with respect to the Merger, nor have we obtained an opinion of counsel with respect to the Merger. Therefore, no assurances can be given that the expected tax result will be achieved in the proposed transaction.

 AAA believes that for United States income tax purposes, the Merger will constitute a reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). AAA will be deemed to transfer its assets to Grand Silver in exchange for Grand Silver stock. AAA then will be deemed to distribute the Grand Silver stock to its shareholders in liquidation of their interests in AAA. AAA believes that the holders of the AAA common stock will not recognize any gain or loss as a result of the Merger. We anticipate that for United States income tax purposes, each shareholder of AAA will retain the same tax basis in his or her Grand Silver common stock as he or she had in the AAA common stock held immediately prior to the effective time of the Merger, and the holding period of the Grand Silver common stock will include the period during which such shareholder held the corresponding AAA common stock. In accordance with Section 367(a) of the Code, AAA will realize gain (but not loss) on the transfer of its assets to Grand Silver. The gain is determined on an asset-by-asset basis, and equals the amount, if any, by which the fair market value of each asset exceeds that asset’s adjusted tax basis.

 The shareholders of AAA should consult their own tax advisors as to the effect of the reorganization under United States federal, state, local or foreign income tax laws.

 Companies that are organized under the laws of foreign countries (including Grand Silver) are either controlled foreign corporations (“CFC”) or they are not CFCs. A summary of the differences are as follows:

 CFC

 A foreign corporation is a CFC if certain defined U.S. Shareholders own, or are considered to own, more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation. A “U.S. Shareholder” is a U.S. person who owns, or is considered to own, 10% or more of the total combined voting power of all classes of stock entitled to vote. If a corporation is a CFC, then each of its U.S. shareholders who own less than 10% of the CFC’s stock should not be taxed except to the extent they receive distributions from the company. Defined U.S. Shareholders who own 10% or more of a CFC must include in their gross income the sum of their pro rata share of the corporation’s Subpart F income for such year even if such income was not distributed to shareholders. Subpart F income usually includes, among other items, certain dividends, interest, rents, royalties, and profits from sales of products made in one non-U.S. country and sold in another non-U.S. country. A detailed discussion of what constitutes Subpart F income is beyond the scope of this Information Statement/Prospectus.

 Non CFC

 If a majority of the stock of a foreign corporation is not owned by defined U.S. Shareholders, then it is likely that the foreign corporation is not a CFC. The non CFC and its foreign subsidiaries generally are not subject to tax in the United States on their income derived from sources outside the United States. In such event, U.S. and non-U.S. shareholders are not taxed on the earnings of the non CFC and U.S. shareholders are subject to tax only when they receive distributions from the foreign corporation. (Under limited circumstances, foreign corporations earning substantial amounts of defined generally passive income or holding substantial assets that produce such defined passive income, may constitute “passive foreign investment companies” for United States income tax purposes, in which event it may be beneficial for United States shareholders to make an election as a defined “qualified electing fund.” AAA believes that Grand Silver will not constitute a passive foreign investment company. A full discussion of the rules applicable to defined passive foreign investment companies is beyond the scope of this Information Statement/Prospectus.)

 Currently, Grand Silver is a CFC since its sole shareholder, AAA, is a U.S. person. Grand Silver will continue to be a CFC after the Merger since U.S. shareholders will still own over 50% of their stock, by vote or by value. Grand Silver will remain a CFC, as long as more than 50% of their stock, by vote or value, is owned or considered owned by U.S. shareholders.

DISSENTER’S RIGHTS UNDER NEVADA LAW

 Since you were not asked to vote to approve and adopt the Merger, you have the right to dissent and be paid cash for the “fair value” of your shares of AAA Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely. A copy of Sections 92A.300 to 92A.500 of the NRS is attached to this Information Statement Statement/Prospectus as Annex D.

 This discussion and Annex D should be reviewed carefully by you if you wish to exercise statutory dissenters’ rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters’ rights statute may result in a termination or waiver of dissenters’ rights under the Nevada dissenters’ rights statute.
Under the Nevada dissenters’ rights statute, you have the right to dissent from the Merger and demand payment of the fair value of your shares. If you elect to dissent, you must deliver to the Company a written notice of dissent stating that you intend to demand payment for your shares if the Merger is consummated. A form of Demand for Payment is set forth at the end of Annex D. This notice must be sent not later than July 24, 2010. If you fail to comply with these requirements, you will not be entitled to dissenters’ rights. The “fair value” of the shares as used in the Nevada dissenters’ rights statute is the value of the shares immediately before the effectuation of the proposed merger, excluding appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.

 Within 10 days after the effective time of the Merger, the reincorporated Company will give written notice of the effective date of the Merger by certified mail to each stockholder who filed a written notice of dissent. The notice will also state where demand for payment must be sent and where share certificates must be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on the reincorporated Company for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

 Within 30 days after the receipt of the dissenters’ demand for payment, the reincorporated Company will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters’ shares, plus accrued interest. Additionally, the reincorporated Company shall mail to each dissenting stockholder a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders equity for that year and the latest available interim financial statements, if any, a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters’ right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

 Following receipt of payment for the shares, a dissenting stockholder, within 30 days, may send the reincorporated Company notice containing such stockholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to the reincorporated Company’s payment of fair value to such stockholder. This right is waived if the stockholder does not make written demand within 30 days of the reincorporated Company’s payment for the stockholders’ shares.

 If a demand for payment remains unsettled, the reincorporated Company will petition the court to determine fair value and accrued interest. If the reincorporated Company fails to commence an action within 60 days following the receipt of the stockholder’s demand, the reincorporated Company will pay to the stockholder the amount demanded by the stockholder in the stockholder’s notice containing the stockholder’s estimate of fair value and accrued interest.

 All dissenting holders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against the reincorporated Company if the court finds that it did not substantially comply with the requirements of the Nevada dissenters’ rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

 If you are a holder of shares and you wish to seek dissenters’ rights, you are urged to review the applicable Nevada statutes attached to this Information Statement/Prospectus as Annex D.

CERTAIN INFORMATION CONCERNING TRIPLE A AND GRAND SILVER

 TRIPLE A MEDICAL, INC., a Nevada corporation, is the parent of Grand Silver, Inc., a Cayman Islands corporation. Since Grand Silver does not have any operations, therefore we have not included a separate discussion of Grand Silver. For the business of AAA and Grand Silver, please see the Form 10-K for the year ended December 31, 2009 and the Form 10-Q for period ended March 31, 2010, each of which are attached to this Information Statement/Prospectus as exhibits .

LEGAL MATTERS

 The legality of the shares of Grand Silver, Inc. (referred to in this Information Statement/Prospectus as “Grand Silver”) to be issued in the Merger, will be passed upon by Nelson and Co., attorneys-at-law, 31 The Strand, P.O. Box 2075, Grand Cayman, KY1-1105, Cayman Islands.

EXPERTS

 The consolidated balance sheet of AAA as of December 31, 2009, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2009 which appear in our Annual Report on Form 10-K are filed as an exhibit to  this Information Statement/Registration Statement of which this Prospectus is a part, have been audited by Malone Bailey LLP, an independent registered public accounting firm, as indicated in their report with respect thereto dated as of March 31, 2010, and are filed as an exhibit herein in reliance upon the authority of their firm as experts in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

 AAA files annual, quarterly and current reports, Information Statement statements and other information with the SEC. You may read and copy any reports, statements or other information that AAA files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. AAA public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

ANNEX A

THE COMPANIES LAW (2009 Revision)

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Grand Silver Inc.

(the “Company”)

1.	The NAME of the Company is Grand Silver Inc.

2.
The REGISTERED OFFICE of the Company is situate at the offices of Maricorp Services Ltd., P.O. Box 2075, George Town, Grand Cayman KY1-1105, Cayman Islands, British West Indies or at such other place as the Directors may determine.

3.
The OBJECTS for which the Company is established are NOT restricted but, without limiting the generality of the foregoing, the Company shall have full power and authority to do and carry out any and all acts exercisable by a natural person or body corporate or any other legal entity in any part of the world in any capacity whatsoever including whether as principal, agent, contractor, broker, representative, attorney or otherwise and whether alone or jointly with others and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2009 Revision) or any other law of the Cayman Islands or any modifications or re-enactments thereof.

4.
Pursuant to the Companies Law (2009 Revision), the Company shall have, and be capable of exercising, all of the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5.	If the Company is registered as an exempted company:

5.1
it shall have the power to apply to the Registrar of Companies to be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands with full power to carry out all or any matters required by section 206 of the Companies Law (2009 Revision) or any statutory modifications or re-enactments thereof; and

5.2
it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands provided that nothing in this clause shall be construed so as to prevent the Company effecting and concluding contracts in the Cayman Islands and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	Nothing in the preceding clauses shall be deemed to permit the Company to carry on such business as requires a licence under applicable Cayman Islands law including, without limitation:

6.1	the business of a bank or trust company unless licensed therefor under The Banks and Trust Companies Law (2009 Revision);

6.2	the business of an insurance company, manager, agent, sub-agent or broker unless licensed therefor under the Insurance Law (2008 Revision); or

6.3	the business of company management unless licensed therefor under The Companies Management Law (2003 Revision)

or any statutory modification or re-enactment of any of the same for the time being in force.

7.	THE LIABILITY of the members is limited.

8.	THE AUTHORISED SHARE CAPITAL of the Company is fifty thousand United States Dollars (US$50,000) comprised as follows:

8.1	Forty million (40,000,000) Shares each with a nominal or par value of US$0.001, to be issued in such one or more classes and series as the Directors may by resolution determine; and

8.2
Ten million (10,000,000) Preference Class Shares each with a nominal or par value of US$0.001, to be issued in such one or more classes and series as the Directors may by resolution determine, attaching such terms as the Directors deem fit; and

 with the power for the Company, insofar as is permitted by law, to redeem any of its shares, increase or reduce such capital and to issue all or any part of its capital (whether original, redeemed, increased or reduced) with or without any preference, priority or special privilege, or subject to any postponement of rights, or to any conditions or restrictions whatsoever and so that, unless the conditions of issue shall otherwise expressly provide, every issue of shares, whether stated to be preference or otherwise, shall be subject to the powers on the part of the Company hereinbefore contained.

I/We, the person or persons who have subscribed our names and addresses, are desirous of being formed into a company, in pursuance of this Memorandum of Association, and I/We respectively agree to take the number of shares in the capital of the Company set opposite my/our respective name/s.

NAME, ADDRESS & DESCRIPTION                                                                                     NUMBER OF SHARES TAKEN
OF SUBSCRIBER/S                                                                                                                   BY EACH SUBSCRIBER

MARICORP SERVICES LTD.                                                                                                 One (1)
P.O. BOX 2075
GRAND CAYMAN KY1-1105
CAYMAN ISLANDS

COMPANY MANAGEMENT COMPANY

_____________________________________
Duly authorised signatory for and
on behalf of Maricorp Services Ltd.

                             TOTAL NO. OF SHARES TAKEN: One (1)

Dated this 8th day of January 2010

Witness to the above signature:

_____________________________________
P.O. BOX 2075
GRAND CAYMAN KY1-1105
CAYMAN ISLANDS

ANNEX B

THE COMPANIES LAW (2009 Revision)

EXEMPTED COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Grand Silver Inc.

PRELIMINARY

1.	The regulations in Table “A” in the First Schedule to the Law (as defined below) shall not apply to the Company except insofar as they are repeated or contained in these Articles.

INTERPRETATION

2.	In these Articles, if not inconsistent with the subject or context, the following expressions shall have the following meanings:

“Articles”	means the articles of association of the Company for the time being in force.

“Company”	means the above named company.

“Directors”	means the directors for the time being of the Company.

“Law”	means the Companies Law (2009 Revision) of the Cayman Islands and every statutory modification or re-enactment thereof for the time being in force.

“member”	has the meaning assigned to it in the Law.

"Memorandum of Association”	means the memorandum of association of the Company for the time being in force.

"Ordinary Resolution”
means any resolution of the members, not being a Special Resolution, which is either: (i) approved at a duly convened and constituted meeting of the members by the affirmative vote of a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or (ii) consented to in writing by all of the members entitled to vote thereon.

“Secretary”	means any person appointed to perform the duties of secretary of the Company and shall include an assistant secretary.

“share”	includes a fraction of a share.

“Special Resolution”	has the meaning assigned to it in the Law.

2.2	Expressions defined in the Law, or any statutory modification or re-enactment thereof in force at the date on which these Articles become binding on the Company, shall have the meanings so defined.

2.3	Words importing the singular number shall include the plural number and vice versa.

2.4	Words importing the masculine gender shall include the feminine and neuter genders.

2.5	Persons shall include corporations.

2.6	The headings are intended for convenience and shall not affect the construction of these Articles.

SHARES

 3.           Subject to the provisions, if any, in that behalf in the Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing shares, all shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same to such persons, on such terms and in such manner as they may think fit, Any share may be issued by the Directors with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as they may from time to time  determine.

VARIATION OF SHARE RIGHTS

4.
If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of the class.  To every such separate general meeting the provisions of these Articles relating to general meetings shall apply, but so that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class (but so that if, at any adjourned meeting of such holders, a quorum as defined above is not present, those members who are present shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and, on a poll, shall have one vote for each share of the class of which he is the holder.

5.
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking pari passu therewith.

NON-RECOGNITION OF TRUSTS

6.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share (except only as is otherwise provided by these Articles, by law or under an order of a court of competent jurisdiction) or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

ISSUE OF SHARES

7.
Subject to provisions of these Articles relating to shares, the shares shall be at the disposal of the Directors and they may (subject to the provisions of the Law) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as they think fit but so that no share shall be issued at a discount, except in accordance with the provisions of the Law, and so that in the case of shares offered to the public for subscription the amount payable on application on each share shall not be less than such percentage of the nominal amount of the share as shall be determined by the Directors.

REGISTER OF MEMBERS

8.

8.1           Shares in the Company may only be issued as registered shares and may not be exchanged for shares issued to bearer.

8.2           The Directors shall keep or cause to be kept at the Registered Office or such other place determined by the Directors the register of members containing such particulars relating to each member as they may deem appropriate provided that the following particulars are recorded:

8.2.1           the name and address of each member, a statement of the shares of each class held by him and of the amount paid, or agreed to be considered as paid, on such shares;

8.2.2           the date on which the name of each person was entered in the register of members as a member;

8.2.3           the date on which any person ceased to be a member.

8.3           Every person whose name is entered as a member in the register of members shall, without payment, be entitled to:

8.3.1           a certificate under the seal of the Company specifying the share or shares held by him and the amount paid up thereon provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

9.
If a share certificate is worn out, defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding one United States dollar and on such terms, if any, as to evidence and indemnity as the Directors may prescribe.

LIEN

10.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a lien on all shares (other than fully paid-up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company but the Directors may at any time declare any share to be wholly or partly exempt from the provisions of this Article.  The Company's lien, if any, on a share shall extend to all dividends payable thereon.

11.
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

12.
For giving effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in relation to the sale.

13.
The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

14.
The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times provided that no call shall exceed one-half of the nominal value of the share or be payable earlier than one month from the date fixed for the payment of the previous call and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.  A call may be revoked or postponed at the determination of the Directors.

15.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

16.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17.
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from such day appointed for payment to the time of actual payment at such rate not exceeding six per cent. per annum as the Directors may determine but the Directors shall be at liberty to waive payment of such interest either wholly or partly.

18.
Any sum which by the terms of issue of a share becomes payable on allotment or on any fixed date (whether on account of the nominal value of the share or by way of premium or otherwise) shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

19.
The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time (whether on account of the nominal value of the share or by way of premium or otherwise) as if the same had become payable by virtue of a call duly made and notified.

20.	The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

21.
The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, not exceeding (without the sanction of the Company in general meeting) six per cent. per annum, as may be agreed upon between the member paying the sum in advance and the Directors.

TRANSFER AND TRANSMISSION OF SHARES

22.
The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof provided that the Directors may waive execution by the transferee of the instrument of transfer but shall, as soon as possible thereafter, inform the transferee of such waiver of execution.

23.
Subject to such of the restrictions of these Articles (if any) as may be applicable, shares shall be transferred by instrument in writing in the following form or in any usual or common form approved by the Directors:-

SHARE TRANSFER

I ___________________ of ______________________ (the “Transferor") in consideration of the sum of _________ paid to me by ____________________ of ____________________ (the “Transferee”) do HEREBY TRANSFER to the Transferee the share or shares numbered _______ in the Company to hold unto the Transferee, his executors, heirs and assigns subject to the conditions on which I hold the same and I, the Transferee, do hereby agree to take the said share(s) subject to such conditions.

Dated the _________ day of _____________________

Signed by the Transferor: __________________________

WITNESS to the signature of the Transferor:

Signed by the Transferee: __________________________

WITNESS to the signature of the Transferee: ________________________

24.
The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share.  The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine provided always that such registration shall not be suspended for more than thirty days in any year.

The Directors may also decline to recognize any instrument of transfer unless:

24.1	a fee not exceeding one United States dollar is paid to the Company in respect thereof; and

24.2
the instrument of transfer is accompanied by any share certificate to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

If the Directors refuse to register a transfer of any shares they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

25.
In the case of the death of a member, the legal personal representative of a deceased sole shareholder shall be the only person recognised by the Company as having any title to the share.  In the case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased shareholder, shall be the only persons recognised by the Company as having any title to the share.

26.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt member before his death or bankruptcy (as the case may be).

27.
A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.  The Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors may, if such shares are redeemable at the option of the Company, redeem such shares but, in the meantime, the Directors may elect to withhold payment of all dividends, bonus or other moneys payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

28.
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all expenses incurred by the Company by reason of such non-payment.

29.
The notice shall name a day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

30.
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

31.
A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

32.
A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

33.
A voluntary declaration in writing that the declarant is a Director or the Secretary and that a share in the Company has been duly sold, forfeited or otherwise disposed of on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration, if any, given for the share on any sale, forfeiture or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold, forfeited or otherwise disposed and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in relation to the sale, forfeiture or disposal of the share.

34.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time (whether on account of the nominal value of the share or by way of premium or otherwise) as if the same had been payable by virtue of a call duly made and notified.

CONVERSION OF SHARES INTO STOCK

35.	The Company may by Ordinary Resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

36.
The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same Articles as and subject to which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

37.
The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing shares, have conferred that privilege or advantage.

38.	Such of the Articles as are applicable to paid-up shares shall apply to stock and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

39.	O mitted Intentionally.

ALTERATION OF SHARE CAPITAL

40.
The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into shares of such amount or, if an exempted company, without  nominal or par value, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto as the Company in general meeting may determine provided that the Company, if an exempted company, shall not divide its share capital into both shares of a fixed amount and shares without nominal or par value.

41.
Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, surrender and otherwise.

42.	The Company may by Ordinary Resolution:

42.1	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

42.2	sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of the Law; and

42.3
cancel any shares which, at the date of the passing of the Ordinary Resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

43.	The Company may:

43.1	by Special Resolution, and subject to and in accordance with the provisions of the Law, reduce its share capital and any capital redemption reserve fund in any manner whatsoever;

43.2	by resolution of its Directors purchase its own shares (including any redeemable shares and fractions of a share) in any manner whatsoever; and

43.3	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

STATUTORY MEETINGS

44.
The Company, if registered as an ordinary non-resident company or an ordinary company under the Law, shall hold a general meeting once in every calendar year at such time and place as may be resolved by the Company in general meeting or, in default, at such time and place as the Directors may determine or, in default, at such time in the third month following that in which the anniversary of the Company's incorporation occurs, and at such place as the Directors shall appoint. In default of a general meeting being so held, a general meeting shall be held in the month next following and may be convened by any two members or by one if there is only one member in the same manner as nearly as possible as that in which meetings are to be convened by the Directors.  The above mentioned general meetings shall be called ordinary general meetings; all other general meetings shall be called extraordinary general meetings.

45.	The Company may, but shall not be obliged to, hold one or more Directors’ meetings in the Cayman Islands in each calendar year.

GENERAL MEETINGS

46.
The Directors may, whenever they think fit, convene an extraordinary general meeting.  If, at any time, there are not sufficient Directors capable of acting to form a quorum, any Director or any one member of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.  The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting.  Any such requisition shall express the object of the meeting proposed to be called and shall be left at the registered office of the Company.  If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other member or members holding in the aggregate not less than four-tenths of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the registered office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company's Articles as to notice, as the persons convening the meeting fix.

47.
Subject to the provisions of the Law relating to Special Resolutions, seven days notice at the least (exclusive of the day on which the notice is served or deemed to be served but inclusive of the day for which the notice is given) specifying the place, the day and the hour of the general meeting and, in case of special business, the general nature of that business shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles, entitled to receive such notices from the Company but with the consent of all the members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those members may think fit.

48.
For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Directors may provide that the register of members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the register of members shall be so closed for the purpose of determining members entitled to notice of or to vote at a meeting of members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date (the “Record Date”) for such determination shall be the date of the closure of the register of members.

49.
In lieu of or apart from closing the register of members, the Directors may fix in advance a date as the Record Date for any such determination of members entitled to notice of or to vote at a meeting of members and for the purpose of determining the members entitled to receive payment of any dividend the Directors may, at or within ninety days prior to the date of declaration of such dividend, fix a subsequent date no later than the date of declaration as the Record Date for such determination.

50.
If the register of members is not so closed and no Record Date is fixed for the determination of members entitled to notice of or to vote at a meeting of members or members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the Record Date for such determination of members.  When a determination of members entitled to vote at any meeting of members has been made as provided in this section, such determination shall apply to any adjournment thereof.

51.	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member entitled to receive notice shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

52.
All business that is transacted at an extraordinary general meeting, and all that is transacted at an ordinary general meeting (with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and the ordinary report of the Directors and auditors, the election of Directors and other officers in place of those retiring and the fixing of the remuneration of the auditors) shall be deemed special business.

53.
No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy and entitled to vote shall be a quorum provided always that, if there is only one member of record entitled to attend and vote at general meetings, that one member present in person or by proxy shall be a quorum and such member may transact business by written resolution as if a meeting were being held under the provisions of these Articles.

54.
If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum and may transact the business for which the meeting was called.

55.
The Chairman, if any, of the board of Directors shall preside as Chairman at every general meeting of the Company.  If there is no such Chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the members present shall choose one of their number to be Chairman of the meeting.

56.
The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

57.
At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman of the meeting or any member present in person or by proxy entitled to vote and, unless a poll is so demanded, a declaration by the Chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

58.
If a poll is duly demanded it shall be taken in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  A poll demanded on the election of the Chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.  The demand for a poll may be withdrawn.

59.
In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

VOTES OF MEMBERS

60.
Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person, and entitled to vote, shall have one vote.  On a poll every member entitled to vote shall have one vote for each share of which he is the holder.  On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

61.
In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register of members.

62.
A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, or other person in the nature of a committee appointed by that court and any such committee, receiver or other person may, on a poll, vote by proxy.

63.
Subject to the Law, the Company in general meeting may determine (and may revoke, alter or amend such determination) that no member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

64.	No member shall be entitled to vote at any general meeting unless he is registered as a holder of a voting share of the Company on the Record Date for such meeting.

65.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

66.	On a poll or on a show of hands, votes may be given either personally or by proxy.

PROXIES

67.
The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.  A proxy need not be a member of the Company.

68.
The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power of attorney or other authority, shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting at such time (if any) as the notice may specify before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote and, in default, the instrument of proxy may, at the option of the Company, not be treated as valid.  The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

69.
An instrument appointing a proxy may afford members an opportunity of voting for or against a resolution and may be in the following form or a form as near thereto as circumstances admit or any other form approved by the Directors:-

I, __________________ of ___________________ being a member of the Company, hereby appoint __________________ of __________________ as my proxy, to vote for me and on my behalf at the (ordinary or extraordinary, as the case may be) general meeting of the Company to be held on the ________ day of ____________ and at any adjournment thereof.

Signed by: _________________ this _________ day of _____________________________

70.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

RESOLUTIONS IN WRITING

71.
A resolution in writing (whether ordinary or special and whether in one or more counterparts) signed by all of the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

72.
Any corporation which is a member of the Company may, in accordance with its articles of association or, in the absence of such provision, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS AND OFFICERS

73.
Until otherwise determined by the Company in general meeting, the number of Directors shall not be less than one nor more than fifteen and the names of the first Directors shall be determined in writing by a majority of the subscribers to the Memorandum of Association.

74.
Thereafter, and subject as otherwise provided in these Articles, Directors shall be appointed by a resolution of the Company.  At a general meeting, a motion for the appointment of two or more persons as Directors may be made by a single resolution.

75.
The remuneration of the Directors shall, from time to time, be determined by the Company in general meeting.  The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in connection with the business of the Company.  Any Director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

76.
The Directors may, on behalf of the Company, pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

77.
A Director or officer of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or officer shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

78.
A Director or officer of the Company may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director or officer of the Company for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

79.
No Director or officer of the Company shall be disqualified by his office from holding any office or place of profit under the Company or under any company in which the Company shall be a member or otherwise interested, or from contracting or dealing with the Company either as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested, be avoided, nor shall any Director or officer be liable to account to the Company for any profit arising from any such office or place of profit or realised by any such contract or arrangement by reason only of such Director or officer holding that office or of the fiduciary relations thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is taken into consideration if his interest then exists, or in any other case at the first meeting of the Directors after the acquisition of his interest.  A general notice that a Director or officer is a member of any specified firm or company, and is to be regarded as interested in all transactions with that firm or company, shall be a sufficient disclosure under this Article as regards such Director or officer and the said transactions, and after such general notice it shall not be necessary for such Director or officer to give a special notice relating to any particular transaction with that firm or company.

80.
A Director or officer of the Company may, notwithstanding his interest, be counted in the quorum present at any meeting at which he or any other Director or officer is appointed to hold any such office or place of profit under the Company or at which the terms of any such appointment are arranged and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof.

81.
Any Director or officer of the Company may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer provided that nothing herein contained shall authorise a Director or officer or his firm to act as auditor of the Company.

82.	The share qualification for a Director may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required.

83.
The Directors may entrust to and confer upon a Managing Director, President, Vice-President, Manager, Secretary, Assistant Secretary, Treasurer or any other officer of the Company any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

MANAGING DIRECTOR/OTHER OFFICERS

84.
The members or the Directors may from time to time appoint one or more of their body to the office of Managing Director, or any other office, on such terms and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be Director, or if the members or the Directors resolve that his tenure of the office of Managing Director or such other office be determined.

ALTERNATE DIRECTORS

85.
Any Director may in writing appoint any person, of whom a majority of the Directors do not object, to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present.  Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote at such meetings as a Director when the person appointing him is not personally present and, where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote.  A Director may at any time in writing revoke the appointment of an alternate appointed by him.  Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him.  The remuneration of such an alternate shall be payable out of the remuneration payable to the Director appointing him and the proportion thereof shall be agreed between them.  An alternate need not hold any share qualification.

86.
A Director may appoint any person to act as his proxy at meetings of the Directors. Such appointment must be made in writing under the hand of the appointor and may at any time be revoked in like manner, and may be general or for a specified period, or for specified meetings, or for specified resolutions, and may authorise and direct the appointee to be Chairman of such meetings if the appointor would, if present, be entitled to preside, and notice of every such appointment or revocation must be given to the Company, and the appointee need not be a Director or member of the Company, but he must furnish the Company with his address.

POWERS AND DUTIES OF DIRECTORS

87.
The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting-up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to any regulations of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. Subject however to the requirement that the Directors shall not approve or enter into any agreement for the merger, consolidation or substantial sale of the Company’s business or assets without the approval of the Shareholders.

88.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, bonds and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.  Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

89.
The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

90.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

91.	The Directors shall cause minutes to be made in books provided for the purpose:

91.1	of all appointments of officers of the Company made by the Directors;

91.2	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

91.3	of all resolutions and proceedings at each meeting of the Company and of the Directors and of any committee of the Directors.

DISQUALIFICATION AND PROCEEDINGS OF DIRECTORS

92.	The office of Director shall, ipso facto, be vacated if the Director:

92.1	dies; or

92.2	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

92.3	is found to be or becomes of unsound mind; or

92.4	resigns his office by notice in writing to the Company; or

92.5	is removed from office by a resolution of the Company or by a resolution of the Directors on cause shown.

93.
The Directors may meet together either within or without the Cayman Islands for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit.  Except as otherwise determined by the Directors, it shall not be necessary to give written notice of a meeting of Directors.  The Directors or any committee thereof may participate in a meeting of the board of Directors or of such committee by means of conference telephone, or similar communications equipment by means of which all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.  Questions arising at any meeting shall be decided by a majority of votes.  In case of an equality of votes, the Chairman shall have a second or casting vote.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

94.
Unless otherwise determined by the Company in general meeting, the quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors so appointed unless there are only two Directors so appointed in which case the quorum shall be two and  if there is only a sole Director, that Director shall be a quorum and such Director may transact business by written resolution as if a meeting were being held under the provisions of these Articles.

95.
A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

96.
A resolution in writing signed by all the Directors in office (including any duly appointed alternate Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

97.
The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

98.
The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

99.
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit.  Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors. Save as aforesaid, the meetings and proceedings of a committee consisting of more than one member shall be governed by the provisions of these Articles regulating the proceedings and meetings of Directors.

100.
All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued on in office and was qualified or had continued to be a Director and had been entitled to be a Director.

TENURE OF OFFICE OF DIRECTORS

101.	The Directors shall hold and continue in office until they are removed from office under the terms of these Articles or untilthe next annual general meeting..

102.	The Company may, by Ordinary Resolution, appoint any person to be a Director, remove any Director and/or appoint another person in his stead.

103.
The Directors shall have the power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

PRESUMPTION OF ASSENT

104.
A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favour of such action.

SEAL

105.
Any seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer, Assistant Secretary or some person appointed by the Directors for the purpose provided that a Director, Secretary or other officer of the Company or representative or attorney may, without further authority of the Directors, affix any seal of the Company over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever and provided further that share certificates representing shares in the capital of the Company shall be under seal signed by a Director and countersigned by the Secretary or another Director or other authorised person and that the Directors may authorise such share certificates to be issued with the seal and authorised signatures affixed by some method or system of mechanical process.

106.
The Company may have for use in any territory, district or place not situate in the Cayman Islands one or more official seal or seals each of which shall be a facsimile of the seal of the Company and each of which such seal or seals may bear the addition on its face of the name of the territory, district or place where it is to be used.

DIVIDENDS AND RESERVES

107.
Subject to the Law, payment of dividends will be at the sole discretion of the Directors and the Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. No dividend shall be paid otherwise than out of profits or out of the share premium account or otherwise as permitted by the Law.

108.
Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share.  All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

109.
The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.  The Directors may also, without placing the same to reserve, carry forward any profits which they may think prudent not to divide.

110.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividends, bonuses or other moneys payable on or in respect of the share.

111.
With the sanction of a general meeting, any dividend may be paid either wholly or partly by the distribution of specific assets and, in particular, of paid-up shares or debentures of any other company or in any one or more of such ways.  Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and, in particular, may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all members, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Directors.

112.
Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the member or person entitled thereto or, in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the member or person entitled or such joint holders, as the case may be, may direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the member or person entitled or such joint holders, as the case may be, may direct.

113.
No dividend shall bear interest against the Company.  All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof.  All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.

CAPITALISATION OF PROFITS

114.
The Company in general meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment or provision of the fixed dividend on any shares entitled to fixed preferential dividends and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full un-issued shares or debentures of the Company to be allotted and distributed credited as fully paid-up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying-up of un-issued shares to be issued to members as fully paid bonus shares.

115.
Whenever such a resolution as aforesaid has been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

BOOKS OF ACCOUNT

116.	The Directors shall cause proper books of account to be kept with respect to:

116.1	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

116.2	all sales and purchases of goods by the Company; and

116.3	the assets and liabilities of the Company.

Proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

117.
The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors as a board and individually.

118.
The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company in general meeting.

119.	The Company in general meeting may determine or, failing such determination, the Directors may determine:

119.1
that there be prepared and/or laid before the Company a profit and loss account, a balance sheet, group accounts and/or reports for such period and on such terms as the Company or Directors may determine;

119.2
that there be laid before the Company in general meeting a copy of every balance sheet together with a copy of the auditor's report which, not less than seven days before the date of the meeting, shall be sent to all persons entitled to receive notices of general meetings of the Company; and

119.3	that the accounts relating to the Company's affairs may be audited in such manner as may be determined from time to time.

120.
The Company in general meeting may revoke, alter or amend any such determination under the preceding Article and the Directors may revoke, alter or amend any determination made by the Directors under the preceding Article.

NOTICES

121.
A notice may be given by the Company to any member either personally or by sending it by post to him at his registered address or, if he has no registered address in the Cayman Islands, to the address, if any, supplied to the Company by him for the giving of notices to him.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice and to have been effected, in the case of a notice of a meeting, at the expiration of three days after the letter containing the same is posted and, in any other case, at the time at which the letter would be delivered in the ordinary course of post.  A notice may also be sent by cable, telex or telefax and service of the notice shall be deemed to be effected by properly addressing, prepaying and sending the notice through a transmitting or communications organisation and to have been effected at the expiration of twenty four hours after the same is sent as aforesaid.

122.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the register of members in respect of the share.

123.
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

124.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

124.1	every member holding voting shares except those members who (having no registered address in the Cayman Islands) have not supplied to the Company an address for the giving of notices to them; and

124.2	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

LIQUIDATION OF THE COMPANY

125.
If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between members or different classes of members.  The liquidator may with the like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of contributories as the liquidator, with the like sanction, shall think fit but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

126.
If the Company shall be wound up, and the assets available for distribution amongst the members shall be insufficient to repay the whole of the paid-up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up at the commencement of the winding up on the shares held by them respectively.  If, on a winding up, the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid on the shares held by them respectively. This Article is to be without prejudice to the rights of holders of shares issued upon special terms and conditions.

INDEMNITY

127.
Every Director, Managing Director, President, Vice-President, Manager, Secretary, Assistant Secretary, Treasurer or other officer of the Company and their heirs and personal representatives shall be entitled to be indemnified and held harmless out of the assets of the Company against all actions, proceedings, costs, damages, expenses (including reasonable legal and/or accountancy fees), claims, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, and no Director or person as aforementioned shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto provided that he acted in good faith and in a manner reasonably believed by him to be in the best interests of the Company and provided further that his actions did not involve negligence, wilful default, fraud or dishonesty.

AMENDMENT OF MEMORANDUM AND ARTICLES

128.	Subject to the provisions of the Law, the Company may by Special Resolution change its name, amend its objects or alter or amend these Articles either in whole or in part.

TRANSFER BY WAY OF CONTINUATION

129.
If the Company is exempted as defined in the Law, it shall, subject to the provisions of the Law, and with the sanction of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

NAME, ADDRESS & DESCRIPTION OF SUBSCRIBER/S

MARICORP SERVICES LTD.
P.O. BOX 2075
GRAND CAYMAN KY1-1105
CAYMAN ISLANDS

COMPANY MANAGEMENT COMPANY

______________________________________
Duly authorised signatory for and
on behalf of Maricorp Services Ltd.

Dated this 8th day of January 2010

Witness to the above signature:

_______________________________________
P.O. BOX 2075
GRAND CAYMAN KY1-1105
CAYMAN ISLANDS

ANNEX C

AGREEMENT AND PLAN OF MERGER
BETWEEN
GRAND SILVER COMPANY, LTD
(a Cayman Islands corporation)
and
TRIPLE A MEDICAL, INC.
(a Nevada corporation)

This Agreement and Plan of Merger is made and entered into this 2nd day of June, 2010, by and between Grand Silver Company, Ltd., a Cayman Islands corporation (herein sometimes referred to as the “Cayman Islands Corporation” or “Surviving Corporation”), and TRIPLE A MEDICAL, INC., a Nevada corporation (herein sometimes referred to as the “Nevada Corporation”), said corporations hereinafter sometimes referred to jointly as the “Constituent Corporations.”

W I T N E S S E T H

WHEREAS, the Cayman Islands Corporation is a corporation organized and existing under the laws of the Cayman Islands, its Articles of Association and Memorandum of Association having been filed with the Companies Registry in the Cayman Islands on or about January 8th, 2010; and

WHEREAS, the total number of shares of common stock which the Cayman Islands Corporation has authority to issue is unlimited, of which 1 share of common stock are now issued and outstanding, all of which are owned by the Nevada Corporation and no shares of preferred stock are outstanding; and

WHEREAS, the sole purpose of the merger agreed to herein is to change the domicile of the Nevada Corporation to the Cayman Islands; and

WHEREAS, the Nevada Corporation is a corporation organized and existing under the laws of the State of Nevada, its Articles of Incorporation having been filed in the office of the Secretary of the State of Nevada on December 27, 2006 and Articles of Incorporation having been issued by said Lieutenant Governor on that date; and

WHEREAS, the aggregate number of shares of common stock which the Nevada Corporation has authority to issue is 50,000,000 of which 14,270,500 are outstanding and 20,000,000 shares of Preferred Stock of which zero are outstanding; and

WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable that the Nevada Corporation be merged into the Cayman Islands Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the State of Nevada and the Cayman Islands respectively, which permit such merger;

NOW THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the Cayman Islands Corporation and the Nevada Corporation, by their respective Boards of Directors have agreed and do hereby agree as follows:

ARTICLE I

The Nevada Corporation and the Cayman Islands Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Nevada and of the Cayman Islands, by the Nevada Corporation merging into the Cayman Islands Corporation, which shall be the Surviving Corporation. Such merger shall be effective when Articles of Merger are filed with the Registrar of Corporate Affairs in the Cayman Islands and with the Department of Commerce, Division of Corporations of the State of Nevada.

ARTICLE II

Upon the merger becoming effective as provided by the applicable laws of the State of Nevada and the Cayman Islands (the time when the merger shall so become effective being sometimes herein referred to as the “Effective Date of the merger”) the following shall occur:

1. The two Constituent Corporations shall be a single corporation, which shall be the Cayman Islands Corporation as the Surviving Corporation, and the separate existence of the Nevada Corporation shall cease except to the extent provided by the laws of the State of Nevada applicable to a corporation after its merger into another corporation.

2. The Cayman Islands Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public or a private nature, of each of the Constituent Corporations. All property, real or personal, and all debts due on whatever account, including subscriptions to shares, and all other choices in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

3. The Cayman Islands Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations. Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.

4. The aggregate amount of the net assets of the Constituent Corporations which was available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for the payment of dividends by the Surviving Corporation.

5. The directors and officers of the Surviving Corporation shall, at the Effective Date be the officers, directors of the Nevada Corporation.

6. The name of the Surviving Corporation shall, at the Effective Date be changed to “Phoenix Medical Software, Inc.”

ARTICLE III

The Articles of Association and Memorandum of Association of the Cayman Islands Corporation, as filed with the Companies Registry in the Cayman Islands, shall constitute the Articles of Association and Memorandum of Association of the Surviving Corporation, until further amended in the manner provided by law.

ARTICLE IV

The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation is as follows:

1. The one (1) share of stock of the Cayman Islands Corporation now owned and held by the Nevada Corporation shall be canceled and no shares of stock of the Cayman Islands Corporation shall be issued in respect thereto.

2. Each share of common stock of the Nevada Corporation shall be converted into two-thirds (2/3) fully paid and non-assessable Shares of common stock of the Cayman Islands Corporation and each share of Preferred Stock of the Nevada corporation shall be converted into one fully paid and non-assessable share of preferred stock of the Cayman Islands corporation. There are 14,270,500 common shares outstanding in the Nevada Corporation which shall be converted into 9,513,667 common shares of the Cayman Islands corporation. There are no preferred shares outstanding to be converted.

After the Effective Date of the Merger, each owner of an outstanding certificate or certificates theretofore representing shares of the Nevada Corporation shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefore a certificate or certificates representing the number of shares of stock of the Surviving Corporation into which the shares of the Nevada Corporation theretofore represented by the surrendered certificate or certificates shall have been converted as hereinbefore provided. Until so surrendered, each outstanding certificate which, prior to the effective date of the merger, represented shares of the Nevada Corporation shall be deemed, for all corporate purposes, to represent the ownership of the common stock of the Surviving Corporation on the basis hereinbefore provided. The shareholders of the Nevada Corporation shall be entitled to such dissenting shareholder rights as are provided by the corporation law of the State of Nevada.

ARTICLE V

The Nevada Corporation shall pay all expenses of carrying this Agreement and Plan of Merger into effect and accomplishing the merger herein provided for.

ARTICLE VI

If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Nevada Corporation, the proper officers and directors of the Nevada Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement and Plan of Merger.

ARTICLE VII

This Agreement and Plan and of Merger has been submitted to and approved by the shareholders of each of the Constituent Corporations, as provided by law, and shall take effect upon the filing of Articles of Merger with the office of the Companies Registry in the Cayman Islands and with the Department of Commerce, Division of Corporations of the State of Nevada. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Merger may be abandoned by either of the Constituent Corporations by an appropriate resolution of its board of directors at any time prior to its approval or adoption by the shareholders and stockholders thereof, or by the mutual consent of the Constituent Corporations evidenced by appropriate resolutions of their respective boards of directors, at any time prior to the effective date of the merger.

IN WITNESS WHEREOF, the Cayman Islands Corporation and the Nevada Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors and shareholders have caused this Plan and Agreement of Merger to be executed by the President of each party hereto.

TRIPLE A MEDICAL, INC.
a Nevada corporation

By:	/s/ P Morgan McCune
Name:	P Morgan McCune
Title:	CEO

GRAND SILVER, INC.
a Cayman Islands corporation

By:	/s/ P Morgan McCune
Name:	P Morgan McCune
Title:	Director

ANNEX D

NEVADA DISSENTERS’ RIGHTS STATUTE

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
(Added to NRS by 1995, 2086)
NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
(Added to NRS by 1995, 2087)
NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.
(Added to NRS by 1995, 2087)
NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
(Added to NRS by 1995, 2087; A 1999, 1631)
NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(Added to NRS by 1995, 2087)
NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.
(Added to NRS by 1995, 2087)
NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.
(Added to NRS by 1995, 2087)
NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
(Added to NRS by 1995, 2087)
NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)
NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
(Added to NRS by 1995, 2088)
NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
(Added to NRS by 1995, 2088)
NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
(Added to NRS by 1995, 2088)
NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)
NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:
(I) The surviving or acquiring entity; or
(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or
(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
(Added to NRS by 1995, 2088)
NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:
(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and
(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
(Added to NRS by 1995, 2089)
NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
(Added to NRS by 1995, 2089; A 1997, 730)
NRS 92A.420 Prerequisites to demand for payment for shares.
1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:
(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
(b) Must not vote his shares in favor of the proposed action.
2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
(Added to NRS by 1995, 2089; 1999, 1631)
NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.
2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;
(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2089)
NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.
1. A stockholder to whom a dissenter’s notice is sent must:
(a) Demand payment;
 (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.
(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)
NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
(Added to NRS by 1995, 2090)
NRS 92A.460 Payment for shares: General requirements.
1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
(a) Of the county where the corporation’s registered office is located; or
(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
2. The payment must be accompanied by:
(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;
(b) A statement of the subject corporation’s estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and
(e) A copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2090)
NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.
1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.
(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
(Added to NRS by 1995, 2091)
NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
(Added to NRS by 1995, 2091)
NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)
DEMAND FOR PAYMENT
NOTE: THIS FORM IS TO BE COMPLETED AND RETURNED ONLY IF YOU DESIRE TO EXERCISE DISSENTERS’ RIGHTS AND PURSUE THE APPRAISAL PROCEEDINGS REQUIRED IN CONNECTION THEREWITH.
Pursuant to the dissenters’ rights granted under the Nevada Dissenter’s Rights Stature (the “Dissenters Rights Section”) of the Nevada Revised Statues (the “NRS”), the undersigned, in connection with the merger of TRIPLE A MEDICAL, INC. (the “Company”) and Grand Silver Company, Ltd. (“Grand Silver”), a Cayman Islands corporation, and wholly owned subsidiary the Company, with Grand Silver as the surviving corporation, does hereby certify as follows:
(1) The undersigned has received a copy of the Information Statement, dated as of June 14, 2010 distributed by the Company, with all Appendixes referred to therein including, without limitation, the text of the Dissenters’ Rights Section of the NRS.
(2) The undersigned is the (CHECK ONE) / / record holder / / beneficial owner of the number of shares of the Common Stock/Preferred Stock of the Company (the “Shares”) set forth in the lettered paragraphs below. The undersigned certifies that he or she acquired beneficial ownership of the shares before June 10, 2010, which is the date of the first announcement to the shareholders of the terms of the proposed merger.
(3) If a record holder, the undersigned hereby asserts dissenter’s rights and demands payment, pursuant to the Dissenters’ Rights Section, on behalf of (CHECK ONE) / / itself and/or / / the beneficial owner(s) whose name(s) and address(es) is (are) listed below, with respect to all Shares owned by the undersigned as set forth in paragraph A below and/or held on behalf of such beneficial owner(s) as set forth in paragraph B below. If the undersigned is asserting dissenter’s rights on behalf of a beneficial owner, the undersigned has received a representation from the beneficial owner that such owner owns the total number of Shares set forth with respect to such holder in paragraph B below.

(4) If a beneficial owner, the undersigned hereby asserts dissenter’s rights and demands payment, pursuant to the Dissenters’ Rights Section, with respect to all Shares owned by the undersigned whether held as record owner or as beneficial owner, including, without limitation, those held on the undersigned’s behalf by the record holder Specified in paragraph C below. NOTE: A BENEFICIAL OWNER WHO ASSERTS DISSENTER’S RIGHTS ON HIS OR HER OWN BEHALF MUST OBTAIN THE WRITTEN CONSENT OF THE RECORD HOLDER OF HIS OR HER SHARES TO DO SO, a form of which is attached hereto as Exhibit A.

NOTE: IF THE SPACE PROVIDED HEREIN IS INADEQUATE, THE CERTIFICATE NUMBERS AND/OR THE NUMBER OF SHARES SHOULD BE LISTED ON A SEPARATE SCHEDULE ATTACHED TO THIS DEMAND FOR PAYMENT FORM.
A.	To be completed by record holders asserting dissenters’ rights on behalf of themselves:

Exact name and address of beneficial owner (including zip code)	Date(s) Shares were acquired	Number of shares held of record and beneficially owned by record holders

Taxpayer Identification or Social Security Number	Telephone number, including area code

B.	To be completed by record holders asserting dissenters’ rights on behalf of beneficial owners:

Exact name and address of record holder (including zip code)		Taxpayer Identification or Social Security

Exact name and address (including zip code) of beneficial owner on whose behalf record holder is asserting dissenters rights	Date(s) beneficial ownership was acquired	Number of shares held by record holder on behalf of beneficial owner

Taxpayer Identification of Social Security Number	Telephone number, including area code

NOTE: A RECORD HOLDER WHO IS ASSERTING DISSENTERS’ RIGHTS ON BEHALF OF MORE THAN ONE BENEFICIAL OWNER MUST COMPLETE PARAGRAPH B ON A SEPARATE SHEET FOR EACH SUCH BENEFICIAL OWNER.

C.	To be completed by beneficial owners exercising dissenters’ rights on behalf of themselves:

Exact name and address of beneficial owner (including zip code)	Date(s) beneficial ownership was acquired	Total number of shares owned, beneficially or otherwise, by the beneficial owner

Taxpayer Identification of Social Security Number	Telephone number, including area code

Exact name and address of record holder of Shares owned by beneficial owner		Number of shares owned by beneficial owner and held by record owner

Taxpayer Identification of Social Security Number	Telephone number, including area code

NOTE: A BENEFICIAL OWNER WHO DESIRES TO EXERCISE DISSENTER’S RIGHTS MUST COMPLETE PARAGRAPH C ON A SEPARATE SHEET FOR EACH RECORD HOLDER INCLUDING SUCH BENEFICIAL OWNER, IF APPLICABLE.
SHAREHOLDERS OF RECORD AND BENEFICIAL OWNERS WHO DESIRE TO EXERCISE THEIR DISSENTERS’ RIGHTS MUST DEMAND PAYMENT FOR THEIR SHARES BY COMPLETING THIS DEMAND FOR PAYMENT FORM AND RETURNING IT AS INSTRUCTED IN THE DISSENTERS’ NOTICE TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, CERTIFICATES REPRESENTING ALL SHARES OWNED OR HELD (AS DESCRIBED ABOVE) AND ANY OTHER REQUIRED DOCUMENTS, SO THAT SUCH DOCUMENTS AND CERTIFICATES ARE RECEIVED BY THE COMPANY BY JULY 24, 2010 (THE “DEMAND DATE”).
FOR DISSENTERS’ RIGHTS TO BE PERFECTED, THE COMPANY MUST HAVE RECEIVED THE COMPLETED DEMAND FOR PAYMENT FORM AND THE CERTIFICATES REPRESENTING SHARES, AND ANY OTHER REQUIRED DOCUMENTS, BY THE DEMAND DATE. A SHAREHOLDER WHO ELECTS TO EXERCISE DISSENTER’S RIGHTS SHOULD MAIL THE COMPLETED DEMAND FOR PAYMENT FORM, THE CERTIFICATES

REPRESENTING THE SHARES AND ANY OTHER REQUIRED DOCUMENTS TO THE ADDRESS AND PURSUANT TO THE INSTRUCTIONS CONTAINED IN THE DISSENTERS’ NOTICE.

SIGN HERE
IN WITNESS WHEREOF, the undersigned has executed this Demand for Payment Form on the date set forth below.

Signature of Record Holder/Beneficial Owner
Dated: _______________ ___, 20__

Name(s):
(Please Print)
Capacity (full title):

Address:

(zip code)
Area Code and Tel. No.:

TO DEMAND FOR PAYMENT FORM
CONSENT BY RECORD HOLDER TO ASSERTION
OF DISSENTERS’ RIGHTS BY BENEFICIAL OWNER

The undersigned is the record holder for the benefit of the below-named beneficial owner (the “Beneficial Owner”) of the number of shares (the “Shares”) of Common Stock/ Preferred Stock of TRIPLE A MEDICAL, INC., a Nevada corporation (the “Company”) set forth opposite the signature of the undersigned. In connection with the merger of the Company and Grand Silver, Inc., a British Virgin Island corporation and wholly owned subsidiary of the Company, with Grand Silver as the surviving corporation, the undersigned does hereby consent to the assertion by the Beneficial Owner of dissenter’s rights under the Nevada Revised Statutes.
IN WITNESS WHEREOF, the undersigned record holder has executed this Consent on the date set forth below.

Number of Shares held by record holder on behalf of beneficial owner	Signature of Record Holder

Taxpayer Identification or Social Security Number

Dated: ___________________ __, 20__

Exact name(s) of beneficial owner(s):
(Please Print)

Capacity (full title):

Address:

Area Code and Tel. No.:

NOTE: A RECORD HOLDER WHO DESIRES TO CONSENT TO THE ASSERTION OF DISSENTERS’ RIGHTS BY MORE THAN ONE BENEFICIAL OWNER MUST PROVIDE A SEPARATE EXHIBIT A FOR EACH SUCH BENEFICIAL OWNER.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Nevada Law

AA A is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors or officers who were, are, or are threatened to be made party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of the person’s being or having been an officer or director of the corporation or serving in certain capacities at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Cayman Islands Law

Subject to any limitations in a corporation’s Memorandum of Association or Articles of Association, Cayman Islands law allows a corporation to indemnify, against all expenses, judgments, fines and amounts paid in settlement and reasonably incurred, any person who (1) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings by reason of the fact that the person is or was a director, officer or liquidator of the company or (2) is or was, at the company’s request, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another entity; provided, however, that such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Grand Silver’s Articles of Association provide that the company may indemnify any person referred to in the preceding sentence if such person has been successful in defending any proceeding of the type described in the preceding sentence, regardless of whether such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had reasonable cause to believe that his or her conduct was unlawful.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger (included as Annex C to Information Statement Statement/Prospectus)* **
3.1	Memorandum of Association of Grand Silver (included as Annex A to Information Statement Statement/Prospectus)* **
3.2	Articles of Association of Grand Silver (included as Annex B to Information Statement Statement/ Prospectus)* **
3.3	Articles of Incorporation of the Registrant, and filed here with *
3.4	By-laws of the Registrant, filed herewith*
5.2	Opinion of Nelson and Co. Cayman Islands**
23.1	Consent of Independent Registered Public Accounting Firm*
23.2 99.1 99.2	Consent of Nelson and Co. Cayman Islands (included in Exhibit 5.2 hereof)** Form 10-K for the period ended December 31, 2009* ** Form 10-Q for the period ended March 31, 2010* **
99.3	Triple A Medical, Inc. Pro Forma Consolidated Balance Sheet For the period ended March 31, 2010* **

———————
* Filed herewith
** To be filed by amendment
*** Filed previously

Item 21. Undertakings.

(a)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every Prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

(e)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 5 th day of August , 2010.

TRIPLE A MEDICAL, INC.

By:	/s/ P. Morgan McCune
Name:	P. Morgan McCune
Title:	Chief Executive Officer

Each person whose signature appears below, constitutes and appoints P. Morgan McCune with full power to act without the other, as such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ P. Morgan McCune	President, Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer	August 5 , 2010
Name:	P. Morgan McCune

Pursuant to the requirements of the Securities Act, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 5 th day of August,  2010.

GRAND SILVER, INC.

By:	/s/ P. Morgan McCune
Name:	P. Morgan McCune
Title:	Director

Each person whose signature appears below, constitutes and appoints P. Morgan McCune with full power to act without the other, as such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ P. Morgan McCune	August 5 , 2010
Name:	P. Morgan McCune, Director